Exhibit 99.1

Grocery Outlet Holding Corp. Announces New President and Chief Executive Officer

Jason Potter brings more than 30 years of grocery experience to the role, having most recently served as CEO of The Fresh Market

EMERYVILLE, Calif., Jan. 22, 2025 (GLOBE NEWSWIRE) – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”), today announced the appointment of Jason Potter as the Company’s President and Chief Executive Officer, effective February 3, 2025. Mr. Potter will also join the Company’s Board of Directors.

Mr. Potter is a seasoned CEO, bringing more than 30 years of grocery retail experience and a track record of driving earnings growth and shareholder value. He joins Grocery Outlet from The Fresh Market, a specialty grocery retailer of fresh, gourmet food and prepared meals, where he has served as CEO and a board member since March 2020. During his tenure, Mr. Potter led the successful transformation of that business, driving an award-winning customer experience and strong earnings growth. Prior to this, Mr. Potter spent 26 years with Sobeys, Inc., a national grocery retailer in Canada, where he oversaw a store base of over 1,500 stores under several banners with more than $12 billion in revenues. During his tenure with Sobeys, he served in a variety of operational and leadership roles, including Executive Vice President of Operations, President of Sobeys West, President of Sobeys Atlantic, and President of Multi-Format Operations. A merchant at heart, Mr. Potter brings a passion and energy to Grocery Outlet as the Company prepares for its next phase of growth.

"I could not be more excited to join Grocery Outlet,” Mr. Potter said. “With a clear mission of saving people money and a unique model that combines national buying power with local independent operators for the ultimate treasure hunt shopping experience, Grocery Outlet is a differentiated concept with a tremendous growth opportunity. I understand what it takes to lead and scale this business and look forward to working with the team and our local independent operators to reach Grocery Outlet's full potential.”

Mr. Potter will succeed Eric J. Lindberg, Jr., who has served as Interim President and Chief Executive Officer since October 2024. Mr. Lindberg also serves as Chairman of the Board and will continue in that capacity after Mr. Potter joins the Company. Mr. Lindberg will work closely with Mr. Potter over a transition period, including meeting independent operators and key suppliers and integrating him into the unique culture of the business.

“On behalf of the Board, we are thrilled to have Jason lead Grocery Outlet’s next chapter of continued growth and success,” said Mr. Lindberg. “In addition to his deep experience in growing and scaling successful grocery models, Jason’s vision, values and hands-on leadership style align well with our goals and culture. His passion and drive will prove to be an excellent fit here at Grocery Outlet. I am confident Jason is going to be a fantastic leader with our team and independent operators, and I welcome him warmly to the Grocery Outlet family.”

About Grocery Outlet

Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 520 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Nevada, Maryland, North Carolina, New Jersey, Georgia, Ohio, Alabama, Delaware, Kentucky and Virginia.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including the expected leadership and strategic fit of the Company’s newly appointed President and Chief Executive Officer, may constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “will,” and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including: the availability and supply of opportunistic products and other trending products at attractive pricing; our ability to grow comparable store sales; risks related to new store growth and remodeled stores; inflation and other supply pricing impacts; the success of our brand and product marketing; failure to maintain our supply and distribution networks; risks to cash flows and liquidity; evolving retail competition, including online; catastrophic events and other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.

INVESTOR RELATIONS CONTACTS:

Christine Chen

(510) 877-3192

cchen@cfgo.com

John Rouleau

(203) 682-4810

John.Rouleau@icrinc.com

MEDIA CONTACT:

Layla Kasha

(510) 379-2176

lkasha@cfgo.com